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                             VCS TECHNOLOGIES, INC.
                        1997 INCENTIVE STOCK OPTION PLAN

1 Options Granted Under Plan. Under this Incentive Stock Option Plan (the "Plan") of VCS Technologies, Inc. (the "Company") stock options which qualify as incentive stock options ("Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to eligible employees to purchase shares of the Company's common stock (the "Common Stock"). The Plan is designed to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company.

2 Stock Subject to Plan. The maximum number of shares of the Company's Common Stock subject to this Plan and for which Options granted hereunder may therefore be exercised is seven hundred and fifty thousand (750,000) shares. Shares of Common Stock subject to the unexercised portions of any Options granted under this Plan which expire or terminate or are canceled may again be subject to Options under the Plan.

3 Eligible Employees. The employees eligible to be considered for the grant of Options hereunder are any persons regularly employed by the Company in any capacity on a full-time, salaried basis.

4        Option Terms.

         4.1 Exercise Price. Except as otherwise provided herein, the exercise price for each Option granted hereunder will be fixed by the Board and will be not less than 100% of the Fair Market Value (as defined in Section 14 herein) of the Common Stock on the date of the grant of the Option. Neither the Company, the Company's Board of Directors (the "Board") nor any member thereof makes or will make any representation or warranty to any Optionee regarding the Federal or State income tax consequences or effects of participation in the Plan.

         4.2 Granting of Options. Subject to the provisions and limitations of this Plan, and subject to applicable securities, tax and other laws and regulations, Options may be granted at such time or times and pursuant to such terms and conditions as may be determined by the Board.

         4.3 Duration. Options may not be granted under this Plan after December 27, 2006. Each Option will provide that it may be exercised in not more than such number of installments as set forth in the "Incentive Stock Option Agreement" for such Option between the Company and the Optionee; provided, however, that no Option will be exercised in full or in part after the expiration of ten (10) years from the date such Option is granted.

         4.4 Payment. Payment for Common Stock purchased upon any exercise of an Option granted under this Plan will be made in full in cash (including payment by check) concurrently with such exercise.

         4.5 Cessation of Employment. Except as otherwise specifically provided in the Incentive Stock Option Agreement, in the event an Optionee retires or otherwise ceases to be employed by the Company for any reason, including leaves of absences (other than a termination by death, permanent or total disability within the meaning of Section 22(e) of the Code, or for cause), such Optionee will have the right to exercise any Options which became exercisable prior to retirement or cessation of employment but only within a period of three (3) months from the date of cessation of employment (but in any event not later than the termination date of the Option), after which time any unexercised portion of all outstanding Options will expire. In no event and under no circumstances may an Option be exercised by an employee (or his personal representative) after termination of the Optionee's employment for cause.

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         4.6 Disability. In the case of an Optionee who becomes permanently disabled within the meaning of Section 22(e)(3) of the Code while in the employ of the Company, any Option which was exercisable on the date when such Optionee became disabled may be exercised within one (1) year after such Optionee ceases employment (but in no event later than the termination date of the Option) after which time any unexercised portion of all outstanding Options will expire.

         4.7 Death. In the event of the death of an Optionee while in the employ of the Company, the estate of the deceased Optionee will have the right to exercise any Options which became exercisable prior to the Optionee's death but only within a period of one (1) year from the date of the Optionee's death (but in no event later that the termination date of the Option) after which time any unexercised portion of all outstanding Options will expire. In the event an Option is exercised by the estate of an Optionee, the Company will be under no obligation to issue shares of Common Stock upon exercise unless and until the Company is satisfied that the person exercising the Option is the duly appointed legal representative of the Optionee's estate.

         4.8 Nontransferability. Each Option granted under this Plan is nontransferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable only in accordance with the provisions of this Plan.

5 Incentive Stock Option Agreement. Each Option granted under this Plan will be evidenced by a Incentive Stock Option Agreement. All forms of Incentive Stock Option Agreement will contain such provisions, restrictions, and conditions as are not inconsistent with this Plan but need not be identical. The provisions of this Plan will be incorporated by reference in each Incentive Stock Option Agreement. Options granted under this Plan will contain such other terms and provisions as the Board may authorize, including but not limited to:

         (i) vesting schedules governing the exercisability of such Options;

         (ii) provisions for acceleration of such vesting schedules in certain events;

         (iii) arrangements whereby the Company may fulfill any tax withholding obligations it may have in connection with the exercise of such Options;

         (iv) provisions imposing restrictions upon the transferability of shares of Common Stock acquired on exercise of such Option, whether required by this Plan or applicable securities laws or imposed for other reasons; and

         (v) provisions regarding the termination or survival of any such Option upon the Optionee's death, retirement or other terminations of employment and the extent, if any, to which any such Option may be exercised after such event.

6 Adjustments. In the event the Common Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, reorganization or otherwise), or if the number of outstanding shares of Common Stock are increased through a stock split or the payment of a stock dividend, then there will be substituted for or added to each share of Common Stock which is subject to an Option the number and kind of shares of securities into which each outstanding share of Common Stock is changed. Outstanding Options will also be amended as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional shares will result from any adjustment in Options pursuant to this Section 6. In case of any such adjustment, the shares subject to the Option will be rounded down to the nearest whole share. Notice of any adjustment will be given by the Company to the holder of each such Option which will have been so adjusted and such adjustment (whether or not notice is given) will be effective and binding for all purposes of the Plan. Any other provision hereof to the contrary notwithstanding, in the event the Company is a party to a merger or other reorganization, outstanding Options will be subject to

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the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving company or its parent, for the continuation by the Company (if the Company is a surviving entity), for accelerated vesting and accelerated expiration, or for settlement in cash.

7 Administration. The Plan will be administered by the Board or a committee appointed by the Board (the "Committee"). For purposes of this Plan and any Incentive Stock Option Agreement, any action taken with respect to this Plan or any Incentive Stock Option Agreement by the Committee will be binding in the same manner as if such action were taken by the Board. The interpretation and construction by the Board of any term or provision of the Plan or of any Option granted under it, including without limitation any determination of adjustments required pursuant to Section 6 hereof, will be conclusive, and such interpretation and construction will be binding upon all those who hold or are eligible to receive Options under the Plan. The Board may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form of the instruments evidencing any Option granted under this Plan. Subject to the provisions of this Plan, the Board will have full and final authority in its discretion to select the employees to be granted Options, to authorize granting such Options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.

8 Amendment and Termination. The Board may alter, amend, suspend or terminate this Plan, provided that no such action will deprive any of the Optionee's rights under an Option without the Optionee's consent. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may:

         (i) increase the maximum number of shares for which Options granted under this Plan may be exercised;

         (ii) alter the class of employees eligible to receive Options under the Plan; or

         (iii) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the stockholders even though such stockholder approval is not expressly required by this Plan.

9 Financial Assistance. The Company is vested with authority under this Plan to assist any employee to whom an Option is granted hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee of the Company) in the payment of the purchase price payable on exercise of that Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as will have been authorized by or under authority of the Board.

10       Limitations of Rights of Optionees.

         10.1 Certificates. A person to whom an Option is granted under this Plan will not have any interest in the shares of Common Stock underlying the Option, and will not have any of the rights or privileges of a shareholder with respect to such shares, until the Option is exercised and the shares of Common Stock are purchased.

         10.2 No Violations. No shares of stock issuable under the Plan will be issued and no certificate therefor delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or to incur any liability under any federal, state or other securities law, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

         10.3 No Right to Employment. The receipt of an Option does not give the Optionee any right to continued employment by the Company for any period, nor will the granting of the Option

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or the issuance of shares on exercise thereof give the Company any right to the continued services of the Optionee for any period.

         10.4 Express Grant. Nothing contained in this Plan will constitute the granting of an Option hereunder, which will occur only pursuant to express authorization by the Board.

11 Company's Right of First Purchase. Until such time as the Company's Common Stock is Publicly Traded (as defined in Section 13.1 herein), any shares of Common Stock issued upon the exercise of any Option will be subject to the Company's right of first purchase. By virtue of that right, (a) such shares of Common Stock may not be transferred during the Optionee's lifetime to any person other than members of the Optionee's Immediate Family (as defined in Section
13.2 herein), a partnership whose members are the Optionee and/or members of the Optionee's Immediate Family, or a trust for the benefit of the Optionee and/or members of the Optionee's Immediate Family, unless such transfer occurs within the thirty (30) days immediately following either (i) the expiration of thirty
(30) days following written notice by the Optionee to the Company identifying the prospective transferee and offering the Company the first opportunity to purchase such stock at its Fair Market Value in cash, or (ii) the Company's election to not purchase such shares of Common Stock after receipt of such notice; and (b) upon the Optionee's death, the Company will have the right to purchase all or some of such stock at its Fair Market Value within nine (9) months after the date of death. This right of first purchase will continue to apply to any such stock after the transfer during the Optionee's lifetime of that stock to a member of the Optionee's Immediate Family or to a family partnership or trust as aforesaid, and after any transfer of that stock with respect to which the Company expressly waived its right of first purchase without also waiving it as to any subsequent transfers thereof, but it will not apply after a transfer of that stock with respect to which the Company was offered but did not exercise or waive its right of first purchase or more than nine months after the Optionee's death. The Company may assign all or any portion of its right of first purchase to any one or more of its stockholders, or to a pension or retirement plan or trust for employees of the Company, who may then exercise the right so assigned.

12       Legends on Share Certificates.

         12.1 For so long as the Common Stock is not Publicly Traded, in addition to any other legends which may be prescribed by law, the following legend (or substantially the following legend) will appear on each certificate representing the Common Shares issued upon the exercise of each Option:

                  "The Securities represented by this Certificate have been issued and are being held pursuant to the 1997 Incentive Stock Option Plan of VCS Technologies, Inc., and may only be transferred, sold or otherwise disposed of pursuant to the terms thereof."

         12.2 For so long as the Common Stock is not Publicy Traded, the certificates representing the Common shares may, at the absolute discretion of the Company, be subject to a stop transfer order, and bear the following or substantially similar legend and such other legends as may be required by the
Company:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such

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                  securities may be offered, sold, pledged, assigned or
                  transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

13       Certain Definitions. In addition to the terms defined elsewhere in this
Plan, the following terms will have the following definitions:

         13.1 Fair Market Value Defined. The "Fair Market Value" of corporate stock will mean the price at which one could reasonably expect such stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such stock. Such Fair Market Value will be that which has currently or most recently been determined for this purpose by the Board, or at the sole discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of such stock, if any, the issuer's net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer's business, the issuer's industry position and its management, that industry's economic outlook, the values of securities of issuers whose stock is publicly traded and which are engaged in similar businesses, the effect of transfer restrictions to which such stock may be subject under law and under the applicable terms of any contract governing such stock, the absence of a public market for such stock and such other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Fair Market Value will, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination. If the Fair Market Value to be used was thus fixed more than sixteen months prior to the day as of which Fair Market Value is being determined, it will in any event be no less than the book value of the stock being valued at the end of the most recent period for which financial statements of the issuer are available.

         13.2 Immediate Family. An individual's "Immediate Family" includes only his or her spouse, parents or other ancestors, and children and other direct descendants of that individual or of his or her spouse (including such ancestors and descendants by adoption).

         13.3 Publicly Traded. Corporate stock is "Publicly Traded" if stock of that class is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system ("NASDAQ") operated by the NASD.

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